EXHIBIT 10.1

CONTRACT OF SALE BETWEEN

FAE HOLDINGS 415829R LLC, Seller,

And

MD JAHIRUL ISLAM, Purchaser,

As of November 12, 2014

TABLE OF CONTENTS

Section 1.    Sale of premises and acceptable title

Section 2.    Purchase price, acceptable funds, escrow of down payment and mortgage contingency and environmental contingency

Section 3.    The closing; Adjustments

Section 4.    Representations of seller

Section 5.    Acknowledgments of purchaser

Section 6.    Destruction, damage or condemnation

Section 7.    Seller's closing obligations

Section 8.    Purchaser 's closing obligations

Section 9.    Objections to title, failure of seller or purchaser to perform and vendee's lien

Section 10.    Broker

Section 11.    Notices

Section 12.    Limitations on survival of representations, warranties, covenants and other obligations

Section 13.    Miscellaneous provisions

Section 14.    Intentionally Omitted

Section 15.    Operations Pending Closing

Section 16.    Facilitation of Tax Deferred Exchange

CONTRACT dated as of November 12, 2014 between FAE HOLDINGS 415829R LLC, having an address at 131 Heartland Blvd., Edgewood, New York 11717 ("Seller") and MD JAHIRUL ISLAM having an address at 1885 New Highway, East Farmingdale, New York 11735, ("Purchaser").

SELLER AND PURCHASER HEREBY COVENANT AND AGREE AS FOLLOWS:

Section 1.    Sale of Premises and Acceptable Title

1.01    Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: (a) that parcel of land, more particularly described on Schedule A attached hereto ("Land"); (b) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; and (c) all buildings, structures and other improvements ("Improvements") on the Land, in "as is" condition. (collectively "Premises'}The Premises are identified on the Suffolk County Tax Map as #0500 - 134.00 - 05.00 - 001.000 and known as 131 Heartland Blvd., Edgewood, New York 11717.

1.02    Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: (a) any state of facts an accurate survey may show provided same does not render title unmarketable; (b) instruments of record, if any provided same are not violated by the existing Improvements and the maintenance and use thereof; and (c) such other matters as Purchaser's title insurer a member of the American Land Title Association shall be willing, without special premium, to omit as exceptions to coverage.

Section 2.    Purchase Price, Acceptable Funds and Escrow of Down Payment Mortgage Contingency and Environmental Contingency

2.01    The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises described in Schedule A shall be Three Million Five Hundred Thousand ($3,500,000.00) Dollars.

2.02    The Purchase Price shall be paid as follows:

a. $175,000.00 by check upon execution of this Contract; and

b. $3,325,000.00 at closing.

2.03    All monies payable under this contract, unless otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of $1,000.00 shall be acceptable for sums payable to Seller at the Closing.

2.04    Down Payment in Escrow.

a.Seller's attorney ("Escrowee") shall hold the down payment for Seller's account in escrow in a segregated interest bearing bank account at Gold Coast Bank, until closing, or sooner termination of this contract. At closing or sooner termination of this contract the interest which has accrued on the down payment will be payable to the party entitled to receive the down payment.

b.The parties acknowledge that, although Escrowee is holding the down payment for Seller's account, for all other purposes Escrowee is acting solely as a stakeholder at their request and for their convenience and that Escrowee shall not be liable to either party of any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee. Seller and Purchaser jointly and severally agree to defend, indemnify and hold Escrowee harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee; however, such representation shall negate indemnification and hold harmless provisions above,

c.Escrowee may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by him.

d.Escrowee or any member of his firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the down payment or any other dispute between the parties whether or not Escrowee is in possession of the down payment and continues to act as Escrowee.

e.Purchaser's downpayment shall be non-refundable sixty-one (61) days after the date contracts are fully executed and shall become the property of Seller in the event Purchaser fails to close title hereunder through no fault of Seller.

2.05    Mortgage Contingency.

This contract is subject to and contingent upon the Purchaser, procuring at its own cost and expense a commitment in writing for a conventional first mortgage loan in the principal amount of $2,800,000.00 at the prevailing rate of interest to be repaid over a term of not less than twenty (20) years from the closing of title. In the event that such mortgage loan commitment is not issued or declined within forty five (45) days from the date hereof; the Seller shall have the option to cancel this agreement or to extend the time for the Purchaser to obtain such commitment for an additional fifteen (15) days. In the event that no mortgage commitment is issued during the original period and the Seller has refused to extend the time to obtain the same, the Purchaser shall have the option to cancel this agreement. In the event that Seller has extended the period and no mortgage commitment is issued within such extended time, then either party hereto shall have the right and option to terminate this agreement; provided, however, that notification of the exercise of such option shall be in writing and delivered prior to the receipt by Purchaser of a mortgage commitment. In the event this contract shall be so terminated, all monies paid on account hereof shall be returned to the Purchaser and thereafter, neither party shall have any claim against the other or the subject premises as a result of this agreement.

The Purchaser agrees to make application for such mortgage financing within ten (l0) days from the date of delivery of a fully executed counterpart of this Contract to Purchaser's attorney and to diligently pursue same. Purchaser agrees, upon request, to keep Seller or Seller's attorney informed currently of the progress of its application, to complete all forms reasonably required by the mortgage lender and to use its best efforts to obtain such commitment within the time provided above. A copy of said commitment shall be forwarded to Seller's attorney by Purchaser promptly upon receipt of same.

2.06    Environmental Contingency

Within thirty (30) days from the date Purchaser 's attorney receives a fully executed copy of this contract Purchaser may, at Purchaser 's expense, conduct inquiries, inspections, soil tests, borings, and studies as Purchaser may desire. Both parties shall comply with all environmental laws, rules and regulations relating to such environmental testing, including, without limitation any reporting requirements. Purchaser shall be responsible for and shall reimburse Seller for any loss or damage to property caused by Purchaser's entry, including, without limitation, mechanic's liens or claims that may be filed or asserted against the Premises or other property of Seller by contractors, subcontractors or materialmen performing such work for Purchaser; provided, however, Purchaser shall not be liable for any contamination discovered during such testing.

In the event that Purchaser's initial environmental inspection requires additional physical data, then the period of this environmental contingency shall be extended for a reasonable time not to exceed an additional thirty (30) days upon Purchaser's request. The initial 30 day period referred to in this section as same may be extended is hereinafter referred to as the Environmental Contingency Period.

In the event that the environmental testing conducted by Purchaser reveals that the soil or groundwater is contaminated, or otherwise in violation of any environmental law promulgated by the United States of America, the State of New York or any other municipal authority, then Purchaser may cancel this Contract within the Environmental Contingency Period, unless Seller agrees to remediate such contamination at its sole cost and expense and in accordance with all applicable environmental laws, rules and regulations.

Attached is a "No Further Action" letter dated February 24, 2014 from the County of Suffolk, Department of Health Services.

Section 3.    The Closing; Adjustments

3.01    Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on or about ninety (90) days from the date contracts are fully executed at the office of the Purchaser's lending institution, provided same is located in Nassau or Suffolk County, New York.

3.02    The following items shall be adjusted as of midnight, the day prior to Closing:
a.    real estate taxes on the basis of the lien year;
b.    utility expenses;
c.    fuel; and
d.    premiums on transferrable insurance policies, which Purchaser elects to continue.

Section 4.    Representations of Seller.

4.01    Seller is the owner of the Premises.

4.02    Seller has the power to convey the Premises in accordance with the provisions of this Contract.

4.03    Seller is not a "foreign person", as that term is defined for purposes of the Foreign investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA").

4.04    There are no service or other contracts affecting the Premises which are not terminable at will.

4.05    The Premises has access to a public highway.

Section 5.    Acknowledgments of Purchaser.

Purchaser acknowledges that:

5.01    Purchaser has inspected the Premises, and the improvements thereon, is fully familiar with the physical condition thereof, and, shall accept the Premises, "as is" and in their present condition, subject to natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason of such wear and tear or deterioration subsequent to the date of this contract.

5.02    Before entering into this contract , Purchaser has made such examination of the Premises, applicable zoning ordinances and all other matters affecting or relating to this transaction as Purchaser deemed reasonably necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

Section 6.    Destruction , Damage or Condemnation

6.01    The Provisions of Section 5-1311 of the New York General Obligations Law shall apply to the sale and purchase provided for in this contract.

Section 7.    Seller's Closing Obligations

At Closing, Seller shall deliver the following to Purchaser:

7.01    A Bargain and Sale Deed with Covenant against Grantor's Acts properly executed in proper form for recording so as to convey the title required by this contract.

7.02    Such affidavits as Purchaser's title company shall require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

7.03    Checks to the order of the appropriate officers in payment of the New York State real property transfer tax and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof upon timely notice.

7.04    Satisfaction of any mortgages affecting the Premises.

7.05    Any other documents required by this contract to be delivered by Seller.

7.06    The Premises in vacant condition, subject to no violations of record with all utilities in working order and the roof free of leaks.

Section 8.    Purchaser's Closing Obligations.

At the Closing, Purchaser shall:

8.01    Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing.

8.02    Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes (NY State Transfer Tax paid by Seller's check) to be delivered to the appropriate officers promptly after the Closing.

Section 9.    Objections to Title, Failure of Seller or Purchaser To Perform and Vendee's Lien

9.01    Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days in order to remove any title exceptions Seller is obligated to remove pursuant to this contract.

9.02    If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same, but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Down Payment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey, and Purchaser 's actual expenditures incurred in satisfying the Environmental contingency set forth in Section 17 hereof, not to exceed $2,500.00. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 17. Seller shall not be required to bring any action or proceeding or to incur any expense to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, except if curable by payment of money alone up to $10,000.00. Notwithstanding the foregoing, Seller agrees to satisfy any voluntary lien affecting the Premises without monetary limit.

9.03    Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing upon timely written notice if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record . If Purchaser's title insurance company is willing to omit said exceptions, then, unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge, Seller shall have the right in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed to insure shall not be considered objections to title.

9.04    If Purchaser shall default in the performance of Purchaser 's obligations under this contract to purchase the Premises, the sole remedy of Seller under this contract either at law or in equity shall be to retain the Down Payment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

9.05    Purchaser shall have a vendee's lien against the Premises for the amount of the Down Payment, but such lien shall not continue after default of Purchaser under this contract.

Section 10.    Broker

10.01    The parties represent to each other that they have dealt with no Broker with respect to the Premises except NEWMARK GRUBB KNIGHT FRANK ("Broker"). Seller agrees to pay Broker a commission in accordance with the provisions of a separate agreement. Each of the parties (the "Indemnifying Party") agrees to indemnify the other (the "Indemnified Party") against claims made by any other real estate broker with respect to the purchase and sale of the Premises as a result of dealings with the Indemnifying Party. The provisions of this Section shall survive closing or, if closing does not occur, the termination of this contract.

Section 11.    Notices

11.01    All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed to the parties at the address hereinabove set forth with a copy of any such notice by regular mail to the attorney for such party as follows:

IF TO SELLER:
Pinks, Arbeit & Nemeth
140 Fell Court, Suite 303
Hauppauge , NY 11788
Attn : Joseph G. Nemeth, Jr.

IF TO PURCHASER:
Dougherty & Schneider
625 Merrick Road
Baldwin, NY 11510
Attn: Edward Hansen

Any notice may be given by the attorney for a party and shall have the same force as if given by the party. Either party may, by notice, change the address at which notices are to be given hereunder.

Section 12.     Limitations on Survival of Representations, Warranties, Covenants and Other Obligations

12.01    Except as otherwise provided in this contract and deed to be tendered, no representations, warranties, covenants or other obligations of Seller set forth in this Contract shall survive the Closing;

Section 13.    Miscellaneous Provisions

13.01    This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

13.02    This contract shall be governed by, and construed in accordance with, the law of the State of New York.

13.03    The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

13.04    This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

13.05    This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

13.06    All time limits referred to herein shall commence upon receipt by Purchaser's attorney of a fully executed counterpart of this Contract.

13.07    The parties hereby appoint their respective attorneys as their agent for the purpose of executing any extensions of time which may be required for the satisfaction of any contingency set forth herein.

13.08    Purchaser shall be entitled to assign this Contract to an entity in which Purchaser owns a majority interest.

Section 14.    Intentionally Omitted

Section 15.    Operations Pending Closing

15.01    Between the date hereof and the date of Closing, Seller shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed do any of the following:

(a)execute any covenant, restriction, easement or agreement affecting the Premises;

(b)make any repair or capital improvement unless payment in full for same has been made prior to closing; or

(c)enter into any leases.

Section 16.     Facilitation of Tax Deferred Exchange.

16.01    Each party agrees to cooperate with the other by executing all relevant agreements to permit the parties to avail themselves of the exchange provisions set forth in Section 1031 of the Internal Revenue Code, provided further that: (a) the cooperating party shall incur no expense or liability in connection therewith; (b) all costs, fees, and expenses attendant to the exchange shall be the sole responsibility of the requesting party; (c) the Closing shall not be delayed or affected by reason of the exchange, nor shall the consummation or accomplishment of the exchange be a condition precedent or condition subsequent to the requesting party's obligations and covenants under this contract; and (d) the cooperating party shall not be required to hold title to any real property other than the Premises for purposes of consummating the exchange. The requesting party agrees to defend, indemnify, and hold the cooperating party harmless from any liability, damages, or costs, including without limitation reasonable attorney's fees, that may result from such party's acquiescence to the exchange. The cooperating party shall not by this contract or acquiescence to the exchange: (1) have its rights under this contract, including those that survive Closing, affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the exchange in fact complies with Section 1031 of the lnternal Revenue Code or any other law or regulation. The cooperating party consents to the requesting party's assigning this contract to its exchange facilitator provided that (A) the exchange facilitator strictly complies with the requirements of this Sect ion 21 and the other provisions of this contract, and (B) the requesting party shall remain liable to the cooperating party to fulfill all obligations of the requesting party in this contract after such assignment.

IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

FAE HOLDINGS 415829R LLC

By: /s/ John M. Badke
Seller

By: /s/ Jahirul Islam
Purchaser

Receipt by Escrowee
The undersigned Escrowee hereby acknowledges receipt of $175,000.00 by check subject to collection, to be held in escrow pursuant to the provisions hereof.

PlNKS , ARBEIT & NEMETH
By: /s/ Joseph G. Nemeth, Jr.